UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2017

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer and Secretary
On October 31, 2017, BG Staffing, Inc. (the "Company") announced that Dan Hollenbach, Chief Financial Officer and Secretary of the Company ("CFO"), is on medical leave. In connection with Mr. Hollenbach's medical leave of absence, the Company has engaged an outside consultant, Robert G. Weinrich, to act in the capacity of interim CFO effective immediately.

Mr. Weinrich, age 56, has over 25 years of corporate finance and accounting experience serving large, publicly traded companies in various industries, most recently as Vice President and Controller of A. H. Belo Corporation, a news media, publishing and digital marketing company headquartered in Dallas, Texas. Prior to A. H. Belo, Mr. Weinrich served as Vice President and Corporate Controller for several large public and private equity portfolio companies. He started his career in public accounting with Ernst & Young LLP. Mr. Weinrich holds a BBA in Accounting from the University of Texas at San Antonio, an MBA from the University of Houston’s Bauer College of Business, and is a Certified Public Accountant licensed by the state of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	November 3, 2017		/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer